UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006

Molecular Pharmacology (USA) Limited
(Exact name of Registrant as specified in charter)

Nevada	000-50156	71-0900799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8721 Santa Monica Boulevard, Los Angeles, California		90069-4507
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		888-327-4122

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors of Molecular on June 7, 2006, appointed Mr. Simon M.O. Watson as a director effective immediately.

Mr. Watson is sixty-two (62) years of age.  Mr. Watson has been in private practice as a barrister and solicitor in Australia since 1971, specializing in the field of commercial law. He is a director of Pharmanet Group Limited which is listed on the Australian Stock Exchange ("PNO") (2005), a position he has held since 15 January 1987. Mr. Watson has an LLB, B.Ec. from the University of Western Australia.

There is no family relationship among the Mr. Watson and our existing officers and directors.

There are no relationships or related transactions required to be disclosed concerning Mr. Watson which has not otherwise been disclosed.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Pro forma financial information. N/A

(c) Exhibits.

As described in Item 2.01 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REGISTRANT

By:

/s/ Jeff Edwards
_________________________________
Jeff Edwards, Director

Dated: June 9, 2006